UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2009 (December 14, 2009)

RETAIL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue Columbus,Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 238-4148

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously reported in the Form 12b-25 filed by Retail Ventures, Inc. (the “Company”) with the Securities and Exchange Commission on December 11, 2009, in connection with the Company’s assumption after the end of its third quarter of the rights and obligations related to the Filene’s Basement defined benefit pension plan (the “Pension Plan”) (as a part of the registrant’s previously reported Settlement Agreement, dated as of September 25, 2009, with FB Liquidating Estate, Inc., formerly known as Filene’s Basement, Inc. , FB Services LLC and FB Leasing Services LLC (collectively, the “Debtors”), DSW Inc. and the Official Committee of Unsecured Creditors appointed in the Chapter 11 case for the Debtors ), the Company determined that it was necessary to restate the financial statements for its first two quarters of 2009, and to prepare the third quarter financial statements, to account for the Pension Plan in continuing operations rather than as a guarantee attributable to discontinued operations.

On December 14, 2009, the Audit Committee of the Board of Directors of the Company, following discussion with management and the Company’s independent registered public accountants, Deloitte & Touche LLP, concluded that the previously issued financial statements with respect to the Company’s first two quarters of 2009 should no longer be relied upon in view of the errors in such financial statements in accounting for the Pension Plan and because the restated financial statements for these periods would be included in amendments to the Company’s Forms 10-Q for the fiscal quarters ended May 2, 2009 and August 1, 2009, which amendments are being filed today with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL VENTURES, INC.

Date: December 15, 2009

By: /s/ James A. McGrady
James A. McGrady
Chief Executive Officer, Chief Financial
Officer, President and Treasurer